UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2011

AGENT155 MEDIA CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-140595
(Commission File Number)

98-0508360
(IRS Employer Identification No.)

1555 California Street, Suite 309, Denver, CO, 80202
(Address of principal executive offices and Zip Code)

(646) 770-5518
Registrant's telephone number, including area code

Freshwater Technologies, Inc., 30 Denver Crescent, Suite 200, Toronto, Ontario, M2J 1G8
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03   Material Modification to Rights of Security Holders.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 8.01   Other Events.

On June 2, 2011, our board of directors approved a name change of our company by way of merger with our subsidiary, Agent155 Media Corp.  On June 18, 2011, our board of directors and holders of a majority of our outstanding shares of common stock approved a 1 for 4,000 reverse stock split of our outstanding shares of common stock with no change in the number of our authorized share capital.

Effective July 27, 2011, we changed our name from “Freshwater Technologies, Inc.” to “Agent155 Media Corp.” when we merged our subsidiary, Agent155 Media Corp., into our company, and completed a 1 for 4,000 reverse stock split, whereby the number of our outstanding shares of common stock was decreased from 386,238,730 shares to approximately 97,000 shares of common stock. The Articles of Merger are attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Our shares of common stock will be quoted on the OTCQB under the symbol “FWTCD” effective at the opening of the market on July 27, 2011 for 20 business days, after which FINRA will issue a new trading symbol 10 business days thereafter.  Our new CUSIP number is 00845C 102 and our ISIN number is US00845C1027.  We changed the name of our company to better reflect the direction and business of our company.

Item 9.01   Financial Statements and Exhibits

Exhibit 3.1   Articles of Merger filed with the Nevada Secretary of State on July 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENT155 MEDIA CORP.

/s/ Christopher J. Martinez
Christopher J. Martinez,
President, CEO, CFO, Secretary,
Treasurer and director

Date:  August 2, 2011